UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2015

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2015, the Company entered into an Option Agreement (the “Agreement”) pursuant to which the Company issued an option to purchase 569,344 shares of the Company’s Class A Common Stock (the “Option”) for a purchase price of $550,000. The exercise price per share of Class A Common Stock issuable pursuant to the Option is $2.25.  The Option is exercisable immediately, expires two years from the date of issuance, and includes standard anti-dilution protections. The Agreement was entered into as part of negative equity balance settlement with a customer. The form of the option agreement that the Company may use from time to time in connection with similar settlements is attached hereto as Exhibit 4.1.

The Option was issued without registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.  The shares of Common Stock to be issued pursuant to the Option also will be issued in reliance upon such exemption.

Item 3.02. Unregistered Sale of Equity Securities.

Item 1.01 of this report is incorporated by references into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
4.1	Form of Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/ David. S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date: April 15, 2015